UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 26, 2006 (January 25, 2006)
PACKETEER, INC.
(Exact name of Registrant as specified in its charter)

DELAWARE	000-26785	77-0420107

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
10201 NORTH DE ANZA BLVD.
CUPERTINO, CALIFORNIA 95014
(Address of principal executive offices)
Registrant’s telephone number, including area code: (408) 873-4400
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
In compliance with a Securities and Exchange Commission Frequently Asked Questions Bulletin on Form 8-K issued November 23, 2004, the Company is disclosing the following items which the Securities and Exchange Commission may deem to be a material definitive agreement.
On January 25, 2006, at a meeting of the Compensation Committee of the Board of Directors of the Company (the “Committee”), the Committee approved the terms of the 2006 executive compensation package including base salary, annual bonus program and annual stock option grants. The design of the Company’s 2006 executive compensation package is substantially similar to the Company’s 2005 and prior year programs.
In setting 2006 base salaries, as in prior years the Committee reviewed published survey data for our industry. The base salary for each officer reflects the salary levels for comparable positions in the published surveys, as well as the individual’s personal performance and internal alignment considerations. Executive officer base salary increases for 2006 ranged from 0 percent to 10 percent.
Under the Bonus Program, just as the Company had done under the 2005 predecessor program, each executive officer position has an assigned target bonus level, expressed as a percent of their annual salary. Target bonus levels are the same as the prior year, except for one individual whose target bonus increased by 10 percent. The target bonus levels are competitive with target bonuses for similar positions reported in independent, third-party published surveys used by the Committee. Under the 2006 program, achievement of target bonus levels is based on corporate financial performance, measured in terms of revenue and operating income as compared to plan. If earned, bonuses are paid semi-annually.
Generally stock option grants are made annually by the Compensation Committee to each of the executive officers. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. The Compensation Committee has approved stock option awards for executive officers in 2006 ranging from 40,000 shares to 110,000 shares.
Item 2.02. Results of Operations and Financial Condition.
On January 26, 2006, Packeteer, Inc. issued a press release announcing its operating and financial results for the fourth quarter and full year ended December 31, 2005, and intends to present additional financial information during a related conference call held on January 26, 2006. Such additional information will be posted on the Company’s website at the close of the conference call. The press release and conference call contain forward-looking statements regarding the Company and include cautionary statements identifying factors that could cause actual results to differ materially from those anticipated. A copy of the press release is being furnished as Exhibit 99.1 and is incorporated herein in its entirety by reference.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits

Exhibit
Number	Description

99.1	Press Release of Packeteer, Inc. dated January 26, 2006 announcing its operating and financial results for the fourth quarter and full year ended December 31, 2005.

SIGNATURE
                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 26, 2006

Packeteer, Inc.
By:	/s/ David C. Yntema
	Name:	David C. Yntema
	Title:	Chief Financial Officer and Secretary

Exhibit Index

Exhibit
Number	Description

99.1	Press Release of Packeteer, Inc. dated January 26, 2006 announcing its operating and financial results for the fourth quarter and full year ended December 31, 2005.